EXHIBIT D







                       CONDITIONAL PURCHASE OF SHARES
                       ------------------------------

                                     IN

                             BAAN COMPANY N.V.
                             -----------------

                                  BETWEEN

                            VANENBURG GROUP B.V.
                            --------------------

                                    AND

                             INVENSYS B.V. I.O.
                             ------------------

                                    AND

                                INVENSYS PLC
                                ------------

                       CONDITIONAL PURCHASE OF SHARES
                       ------------------------------

                                     IN

                             BAAN COMPANY N.V.
                             -----------------

THE UNDERSIGNED:
----------------

1. Vanenburg Group B.V., a private company with limited liability, with corporate seat in Putten, and having its address at Vanenburgerallee 13, Putten, the Netherlands, (the "SELLER"),

and

2. Invensys B.V. i.o., a private company with limited liability in the process of being incorporated, which will have its corporate seat in Amsterdam , the Netherlands, (the "PURCHASER"),

and

3. Invensys Plc, a public limited company organised under the law of England and Wales (the "PARENT"),



WHEREAS:
-------

a. The Seller is, and with respect to the Second Tranche (as defined below) will be, the legal and beneficial holder of 15,823,028 ordinary shares (as further defined below, the "SHARES") in the capital of Baan Company N.V., with its corporate seat in Barneveld, the Netherlands and its address at 3771 LK Barneveld, at Baron van Nagellstraat 89, (the "COMPANY");

b. On 31 May 2000 the Purchaser and the Company intend to announce the terms of a firm offer by the Purchaser for all the issued and outstanding ordinary shares in the Company (the "FIRM OFFER");

c. The Purchaser's intention to make the Firm Offer is conditional upon Seller tendering all of its Shares to the Purchaser;

d. The Parent is the indirect owner of all the shares in the capital of the Purchaser.

HEREBY AGREE AS FOLLOWS:
-----------------------

SUBJECT
-------

CLAUSE 1
--------

1.1.      The  Seller  hereby  sells  14,817,528  (fourteen  million  eight hundred seventeen thousand and five hundred twenty eight) ordinary shares in the Company's capital, each share with a par value of NLG 0.06, to be transferred at First Closing (the "FIRST TRANCHE") and hereby sells - to the extent required in advance (bij voorbaat) - 1,005,500 (one million five thousand and five hundred) ordinary shares in the Company's capital, each share with a par value of NLG 0.06 to be transferred at Second Closing (the "SECOND TRANCHE") (the First Tranche and the Second Tranche collectively referred to as the "SHARES") to the Purchaser and the Purchaser hereby purchases the Shares from the Seller conditional only upon the announcement of the Firm Offer prior to 3 June 2000.

1.2. The purchase price per Share (the "PURCHASE PRICE") shall be the same price per Share as will be offered by the Purchaser for all ordinary shares of the Company pursuant to the Purchaser's Firm Offer, i.e. EUR 2.85 (two Euro and eighty-five cents) per Share (the "OFFER PRICE"), therefore EUR 42,229,954.80 (forty two million two hundred twenty nine thousand nine hundred fifty four Euro and eighty Euro cents) for the First Tranche, EUR 2,865,675 (two million eight hundred sixty five thousand six hundred
          seventy  five  three  Euro)  for  the  Second   Tranche  and  EUR
          45,095,629.80 (forty five million ninety five thousand six hundred twenty nine Euro and eighty Euro cents) for all Shares, however subject to any adjustment in the Offer Price to be announced after the Second Closing, as referred to in article 2, which may lead to a higher price to be paid to the shareholders tendering their shares to the Purchaser. Such difference in price shall be transferred by the Purchaser to the Seller's bank account no. 446079073 with ABN AMRO Bank immediately after the announcement of the adjustment of the Offer Price.

1.3 Provided that the Firm Offer will be consummated (wordt gestand gedaan) Purchaser and Parent shall procure (zal instaan voor) that the Company will accelerate repayment of the remaining outstanding debt in the amount of US$ 38,668,375 (thirty eight million six hundred sixty eight thousand three hundred seventy five United States Dollars in aggregate (the "DEBT") the Company has with Seller, consisting of an amount of US$ 23,359,375 (twenty three million three hundred fifty nine thousand three hundred seventy five United States Dollars) it owes pursuant to an agreement entered into between the Company and the Seller, dated 30 September 1999 (the "BAAN SETTLEMENT AGREEMENT") and an amount of US$ 15,309,000 (fifteen million three hundred nine thousand United States Dollars) it owes pursuant to the BMS Earn Out, dated 21 January 1999 (the "EARN OUT"). The Debt will be repayable in a single payment of US$ 36,500,000 (thirty six million five hundred thousand US Dollars), which amount includes principal and interest, within seven days after the date on which the Firm Offer will be consummated. Upon payment of such amount, the Company shall be fully discharged by Seller with respect to the Debt and the Seller shall have released the Company from any and all obligations with respect to the Debt (betaling tegen volledige kwijting).

CLOSING
-------

CLAUSE 2
--------

FIRST CLOSING
-------------

2.1. The first closing shall take place on 31 May 2000, or at a later day and time to be determined by the Purchaser should (i) the announcement of the Firm Offer be postponed for whatever reason but in any event not later than 3 June 2000 or (ii) in case of technical and/or administrative reasons as a result of which parties, using their best efforts, cannot perform their obligations timely, but in any event not later than 15 June 2000 (the "FIRST CLOSING").

2.2.      At the First Closing, the following actions shall be performed:

          a. The Seller shall instruct its banks to transfer the First Tranche to the (securities) account of the Purchaser as indicated by the Purchaser.

          b. The Purchaser shall pay the Purchase Price for the First Tranche to the Seller in accordance with the provisions of article 2.3.

2.3. The Purchaser shall transfer the Purchase Price for the First Tranche to account 49.25.81.355 at ABN AMRO Bank, one of the escrow accounts of De Brauw Blackstone Westbroek N.V., notarissen (civil law notaries), and immediately after the transfer of the Shares (such transfer to be confirmed in writing by [ABN AMRO bank] to Purchaser and with a copy to De Brauw Blackstone Westbroek N.V.) De Brauw Blackstone Westbroek N.V. shall procure the transfer of the amount received to bank account no. 446079073 at ABN AMRO Bank in the Seller's name. The amount to be paid by the Purchaser must be credited to the escrow account of De Brauw Blackstone Westbroek N.V., notarissen (civil law notaries), not later than on the day of the First Closing with same day value. The cost of making both payments shall be for the account of the Purchaser.

SECOND CLOSING
--------------

2.4 The second closing shall take place on 6 June 2000, or at a later day and time to be determined by the Purchaser in case of technical and/or administrative reasons as a result of which parties, using their best efforts, can not perform their obligations timely, but in any event not later than 15 June 2000 (the "SECOND CLOSING").

2.5.      At the Second Closing, the following actions shall be performed:

          a. The Seller shall instruct its banks to transfer the Second Tranche to the (securities) account of the Purchaser as indicated by the Purchaser.

          b. The Purchaser shall pay the Purchase Price for the Second Tranche to the Seller in accordance with the provisions of article 2.3.

2.6. The Purchaser shall transfer the Purchase Price for the Second Tranche to account 49.25.81.355 at ABN AMRO Bank, one of the escrow accounts of De Brauw Blackstone Westbroek N.V., notarissen (civil law notaries), and immediately after the transfer of the Shares (such transfer to be confirmed in writing by ABN AMRO bank to Purchaser and with a copy to De Brauw Blackstone Westbroek N.V.) De Brauw Blackstone Westbroek N.V. shall procure the transfer of the amount received to bank account no. 446079073 at ABN AMRO Bank in the Seller's name. The amount to be paid by the Purchaser must be credited to the escrow account of De Brauw Blackstone Westbroek N.V., notarissen (civil law notaries), not later than on the day of the Second Closing with same day value. The cost of making both payments shall be for the account of the Purchaser.

PROVISIONS APPLICABLE TO BOTH FIRST AND SECOND CLOSING

2.7. If one of the parties (the Purchaser and Parent being considered as one party for the interpretation of this clause) fails to perform any action required from it under sub clause 2, the other party, at its option and without prejudice to any of its other rights and claims (including, also if this agreement is terminated, any right to payment of damages):

          a. demand that the defaulting party performs the relevant actions on a day and at a time to be determined by the other party; or

          b.   terminate this agreement.

2.8. After the First Closing, this agreement may not be rescinded in whole or in part with respect to the First Tranche. After the Second Closing, this agreement may not be rescinded in whole or in part.

SELLER'S WARRANTIES

CLAUSE 3

3.1. The Seller warrants to the Purchaser that, both at the time that this agreement is made, (however, being it understood that this shall not apply for the Second Tranche at the time of this agreement), and at the time of the First Closing in relation to the First Tranche and at the time of the Second Closing in relation to the Second Tranche respectively, the following statements (the "WARRANTIES") are true and not misleading:

          - Seller is the undisputed legal and beneficial owner of the Shares;

          - the Seller owns neither legally or economically any other shares in the capital of the Company than the Shares and all the Shares are in bearer form;

          -    the Shares are fully paid up;

          -    the  Shares  are not  subject  to any right of pledge or any
               other    security   right   or   any   right   of   usufruct
               (vruchtgebruik);

          -    the Shares have not been attached;

          - no person other than the Seller has any claim, whatsoever, in respect of any of the Shares;

          - to the knowledge of Seller, no shareholder of Seller or any 100% subsidiary of the Seller owns any shares in the Company, apart from the 386,542 shares in the capital of the Company owned by the trust Stichting Oikonomos and the 256,410 shares in the capital of the Company owned by J. Baan as representative of various members of the Baan family which shares are collectively subject to a conditional share purchase transfer agreement between the Purchaser, the Parent and these parties of the date hereof;

          - the Company's Debt is the only amount outstanding under the Settlement Agreement and there are no other amounts outstanding from the Company to the Seller, apart from obligations resulting from day to day business between the Company and the Seller.

3.2. The Seller shall have no right to rely on the argument that, at the time that this agreement was made or at the time of the Closing, the Purchaser knew or should have known that a Breach of the Warranties existed.

RIGHT TO REPURCHASE
-------------------

CLAUSE 4
--------

Purchaser herewith grants to Seller the right to repurchase all but not less than all of the Shares if by 1 August 2000 the Firm Offer will not have been consummated. Such right can be exercised during a period of three months following 1 August 2000 only. Repurchase of the Shares shall be at the same price as the price paid by Purchaser to Seller under this Agreement. In case Seller wishes to exercise its right granted in this clause 4, Seller shall give notice in writing to Purchaser and the sale and transfer of the Shares to be repurchased shall take place within 10 business days following the date of the notice.

LIABILITY FOR WARRANTIES

CLAUSE 5

5.1. If a breach of the Warranties becomes apparent after the First and Second Closing respectively, the Purchaser may demand that the Seller pays to the Purchaser the difference between the market value of the Shares had there been no breach of the Warranties and the actual market value of the Shares. The damages to be paid shall, from the day of the First and Second Closing respectively and without any notice, be subject to the statutory interest.

5.2. If any person has any claim against the Purchaser which he would not have had there been no breach of the Warranties, the Purchaser shall also be entitled to be compensated for any damage suffered by him as a result thereof. The damages to be paid shall, from the day on which the damage was suffered, be subject to the interest referred to in sub clause 1.

CONFIDENTIAL INFORMATION
------------------------

CLAUSE 6
--------

6.1. The Seller undertakes not to use, reproduce or disclose to any third party any confidential information (being all information about this agreement (including the existence thereof), the Company, its directors or any other person employed with or acting for the Company, the Purchaser, its directors or any other person employed with or acting for the Purchaser, the Company's and Purchaser's customers and other relations, except for information which can be obtained from publicly available sources; "CONFIDENTIAL INFORMATION"). The Seller guarantees that any of its affiliated parties (including their personnel and advisors) shall comply with the provisions of the preceding sentence.

6.2.      Sub clause 1 shall not apply to:

          a. the disclosure of Confidential Information to the members of the bodies, employees or advisors of the Seller or any of its affiliated parties to the extent that this is necessary for the preparation, conclusion, performance or enforcement of this agreement and after the person in question has committed himself in writing to use or disclose to a third party the Confidential Information only in accordance with this clause, and the disclosure of Confidential Information to the courts in proceedings between the parties in connection with this agreement or other related agreements;

          b. the use or disclosure of Confidential Information to which the Seller or any of its affiliated Parties is obliged pursuant to the law, any regulation of any officially recognised exchange or any other competent government authority.

NO FORFEITURE OF RIGHTS
-----------------------

CLAUSE 7
--------

Unless this agreement provides otherwise, any entitlement of the parties to any right derived from this agreement shall be without prejudice to any other rights and claims under this agreement and all rights and claims at law. No right of a party under this agreement or by law shall be affected by a failure to invoke that right or to protest against the other party's failure to perform an obligation.

BINDING EFFECT AND ENTIRE AGREEMENT; AMENDMENT
----------------------------------------------

CLAUSE 8
--------

8.1. This agreement shall not have any legal effect until each party has validly executed this agreement.

82. If part of this agreement is or becomes invalid or non-binding, the parties shall remain bound to the remaining part. The parties shall replace the invalid or non-binding part by provisions which are valid and binding and the legal effect of which, given the contents and purpose of this agreement, is, to the greatest extent possible, similar to that of the invalid or non-binding part.

8.3. After this agreement ends, for whatever reason, clauses 5, 6 and 9 shall remain effective.

8.4. This agreement contains the entire agreement of the parties in relation to its subject matter.

8.5. This agreement contains no stipulations for the benefit of a third party which could be invoked by a third party against a party to this agreement.

8.6.      This agreement may only be amended or supplemented in writing.

8.7.      With  reference to the  Guidelines  adopted by the Royal Notarial
          Professional      Organisation       ("Koninklijke      Notariele
          Beroepsorganisatie") and concerning forms of cooperation between civil law notaries among themselves or with attorneys, the Seller expressly agrees that De Brauw Blackstone Westbroek N.V. shall advise the Purchaser in connection with, and shall act on behalf of or for the Purchaser in any dispute concerning, this agreement.

8.8. Sub clauses 1 to 7 (inclusive) shall apply mutatis mutandis to agreements which are connected with this agreement, if any, unless the relevant agreement expressly provides otherwise.

ASSIGNMENT OF RIGHTS AND OBLIGATIONS
------------------------------------

CLAUSE 9
--------

A party may assign or procure the assumption of, as the case may be, rights and obligations under this agreement to or by a third party only with the prior consent of the other party.

JOINT AND SEVERAL LIABILITY
---------------------------

CLAUSE 10
---------

The Parent irrevocably and unconditionally agrees to be jointly and severally liable for the payment obligations of the Purchaser towards the Seller under this agreement.

GOVERNING LAW; COMPETENT COURT
------------------------------

CLAUSE 11
---------

11.1.     This agreement shall be governed exclusively by Dutch law.

11.2. Disputes arising in connection with this agreement, including disputes concerning the existence and validity thereof, shall be resolved exclusively by the competent courts in Amsterdam, the Netherlands.

11.3. Sub clauses 1 and 2 shall also apply to disputes arising in connection with agreements which are connected with this agreement, unless the relevant agreement expressly provides otherwise.

IN EVIDENCE WHEREOF:
-------------------

this agreement was signed in threefold on 31 may 2000 at 2:30 a.m. in the manner set out below.

1.        VANENBURG GROUP B.V.

          By: /s/ W.H. Heijting
             ----------------------------

          Name: W.H. Heijting
               --------------------------

          Title: C.O.O.
                -------------------------



and

2.        INVENSYS  B.V. I.O.

          By:  /s/ James C. Bays
             ----------------------------

          Name:  James C. Bays
               --------------------------

          Title: Attorney in Fact
                -------------------------





and

3.        INVENSYS  PLC.

          By:  /s/ James C. Bays
             ----------------------------

          Name:  James C. Bays
               --------------------------

          Title: Attorney in Fact
                -------------------------

                            AMENDMENT AGREEMENT
                            -------------------

                                  BETWEEN

                            VANENBURG GROUP B.V.
                            --------------------

                                    AND

                             INVENSYS B.V. I.O.
                             ------------------

                                    AND

                                INVENSYS PLC
                                ------------

                                    AND
                                    ---

                         INVENSYS HOLDINGS LIMITED
                         -------------------------

THE UNDERSIGNED:
---------------

1. Vanenburg Group B.V., a private company with limited liability, with corporate seat in Putten, and having its address at Vanenburgerallee 13, Putten, the Netherlands, ("VANENBURG"),

and

2. Invensys B.V. i.o., a private company with limited liability in the process of being incorporated, which will have its corporate seat in Amsterdam, the Netherlands, ("INVENSYS B.V. I.O."),

and

3. Invensys Plc, a public limited company organised under the law of England and Wales (the "PARENT"),

and

4. Invensys Holdings Ltd., a limited liability company organised under the law of England and Wales, having its registered office at Invensys House, Carlisle Place, London ("INVENSYS LTD.")



WHEREAS:
-------

a. Vanenburg, Invensys B.V. i.o. and the Parent have entered into a conditional purchase of shares agreement, dated 31 May 2000 (the "AGREEMENT");

b. Parties now wish to amend the Agreement in the manner as set forth in this amendment agreement.



HEREBY AGREE AS FOLLOWS:
-----------------------


TRANSFER OF CONTRACT
--------------------

ARTICLE 1
---------

1. B.V. i.o. hereby transfers all rights and obligations under the Agreement to Invensys Ltd. and Invensys Ltd. accepts such transfer. Vanenburg and the Parent acknowledge this transfer.



AMENDMENT OF PROVISIONS
-----------------------

ARTICLE 2
---------

2. The following provisions and references in the Agreement shall be replaced or deleted, as of the date of this amendment agreement:

a.        any reference to "B.V. i.o." shall be replaced by "Invensys Ltd."
          as Purchaser;

b. the number of "15,823,028" in recital a. shall be replaced by "14,817,528";

c. the reference to "14,817,528 (fourteen million eight hundred seventeen thousand and five hundred twenty eight)" in article 1.1 shall be replaced by "13,812.028 (thirteen million eight hundred twelve thousand and twenty eight)";

d. the reference to "EUR 42,229,954.80 (forty two million two hundred twenty nine thousand nine hundred fifty four Euro and eighty Euro cents)" in article 1.2 shall be replaced by "Euro 39,364,279.80 (thirty nine million three hundred sixty four thousand two hundred seventy nine Euro and eighty Euro cents)";

e. the reference to "EUR 45,095,629.80 (forty five million ninety five thousand six hundred twenty nine Euro and eighty Euro cents)" in article 1.2 shall be replaced by "Euro 42,229,954.80 (forty two million two hundred twenty nine thousand nine hundred fifty four Euro and eighty Euro cents)";

f.        the square  brackets  in "[ABN AMRO  Bank]" in the fourth line of article 2.3 shall be deleted;

g. the words "Stichting Oikonomos" in article 3.1 shall be replaced by "Stichting Oikonomos Foundation";

h. the words "as representative of various members of the Baan family" in article 3.1 shall be deleted.



GOVERNING LAW; COMPETENT COURT
------------------------------

ARTICLE 3
---------

3.1. This amendment agreement shall be governed exclusively by Dutch law.

3.2. Disputes arising in connection with this amendment agreement, including disputes concerning the existence and validity thereof, shall be resolved exclusively by the competent courts in Amsterdam, the Netherlands.

3.3. Sub clauses 1 and 2 shall also apply to disputes arising in connection with agreements which are connected with this agreement, unless the relevant agreement expressly provides otherwise.

IN EVIDENCE WHEREOF:
-------------------

this agreement was signed in fourfold on 2 June 2000 in the manner set out below.

1.        VANENBURG GROUP B.V.

          By: /s/ W.H. Heijting
             ----------------------------

          Name: W.H. Heijting
               --------------------------

          Title: C.O.O.
                -------------------------



and

2.        INVENSYS  B.V. I.O.

          By: /s/ James C. Bays
             ----------------------------

          Name:  James C. Bays
               --------------------------

          Title: Attorney in Fact
                -------------------------





and

3.        INVENSYS PLC.

          By: /s/ James C. Bays
             ----------------------------

          Name: James C. Bays
               --------------------------

          Title: Attorney in Fact
                -------------------------






and

3.        INVENSYS PLC.

          By: /s/ James C. Bays
             ----------------------------

          Name: James C. Bays
               --------------------------

          Title: Attorney in Fact
                -------------------------




and

4.        INVENSYS HOLDINGS LIMITED

          By: /s/ James C. Bays
             ----------------------------

          Name:  James C. Bays
               --------------------------

          Title: Director
                -------------------------